EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-11304, No. 333-121276, No. 333-121300, and No. 333-130552, on Form S-8 as amended, of our report dated December 11, 2009, relating to the financial statements and financial statement schedule of Sappi Limited, and the effectiveness of Sappi Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Sappi Limited for the year ended September 2009.

/s/ Deloitte & Touche

Per M J Comber
Partner
December 11, 2009

Deloitte & Touche - Registered Auditors

Buildings 1 and 2, Deloitte Place

The Woodlands Office Park, Woodlands Drive, Woodmead Sandton

Johannesburg, South Africa

National Executive:  GG Gelink Chief Executive  AE Swiegers Chief Operating Officer

GM Pinnock Audit   DL Kennedy Tax & Legal and Risk Advisory   L Geeringh Consulting  L Bam Corporate Finance

CR Beukman Finance  TJ Brown Clients & Markets  NT Mtoba Chairman of the Board CR Qually Deputy Chairman of the Board

A full list of partners and directors is available on request